SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 January 17,2003
                Date of Report (Date of Earliest Event Reported)



                                   REINK CORP.
             (Exact name of Registrant as specified in its charter)




                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



       0-25413                                           65-0602729
------------------------             -----------------------------------------
(Commission File Number)                   (IRS Employer Identification No.)




                   2550 Haddonfield Road, Pennsauken, NJ 08110
                    (Address of Principal Executive Offices)



                                 (856) 488-9599
                         (Registrant's Telephone Number)



     (Former Name or Former Address, if changed since last report)


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Reink's Subsidiary Announces Involuntary Bankruptcy Petition

    PENNSAUKEN, N.J.--Jan. 17, 2003--Reink Corp. (OTC Bulletin Board:RINC) today announced that an involuntary bankruptcy petition has been filed against its principal operating subsidiary, Reink Imaging USA, Ltd., pursuant to Chapter 7 of the United States Bankruptcy Code.
    Dr. Wayne Maddever, CEO of Reink Corp stated "We are in the process of preparing a response to this filing and look forward to addressing the issues surrounding the filing. The two senior officers of Reink Imaging USA, Ltd, responsible for the day to day operations, resigned on December 31, 2002, and we are currently looking into the circumstances surrounding these resignations."
    In addition, Reink Corp., through its wholly owned subsidiary, Reink Canada Corp., continues to pursue opportunities within the imaging market place and is currently in discussions with prospective customers related to imaging products.
    Reink Corp., through its subsidiaries, manufactures and distributes ink jet re-fill kits, bulk ink for industrial and commercial customers, remanufactured toner cartridges, and compatible inkjet cartridges. These products are sold through various channels, both domestically and internationally.

    Safe Harbor Statements

    This news release may contain forward-looking statements relating to the future performance of Reink Corp. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions.

    CONTACT: Reink Corp.
             William M. Smith, CFO, 856/488-9599

                                   SIGNATURES


           Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   REINK CORP.



January 17, 2003                 By:
                                    ---------------------------------
                                   William M.Smith, CFO